UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 25, 2013
Artisan Partners Asset Management Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35826	45-0969585
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

875 E. Wisconsin Avenue, Suite 800 Milwaukee, WI 53202
(Address of principal executive offices and zip code)

(414) 390-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2013, the compensation committee of the board of directors of Artisan Partners Asset Management Inc. (the "Company") adopted and approved the form of award agreement for the future grant of restricted shares of Class A common stock ("Restricted Shares") under the Artisan Partners Asset Management Inc. 2013 Omnibus Incentive Compensation Plan to employees of the Company and its subsidiaries, including the Company's named executive officers. An award of Restricted Shares will vest in installments, subject to the recipient's continued employment with the Company or its subsidiaries. Vesting will accelerate upon the recipient's death or disability and, under certain circumstances, after a change in control of the Company. The Restricted Shares entitle the recipient to all rights of a shareholder of the Company, including voting rights and rights to dividends.

The foregoing summary does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of award agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
10.1	Artisan Partners Asset Management Inc. 2013 Omnibus Incentive Compensation Plan - Form of Restricted Share Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artisan Partners Asset Management Inc.
Date: June 25, 2013

By:	/s/ Charles J. Daley, Jr.
Name:	Charles J. Daley, Jr.
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description of Exhibit
10.1	Artisan Partners Asset Management Inc. 2013 Omnibus Incentive Compensation Plan - Form of Restricted Share Award Agreement